UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 1, 2008

THE BLACK & DECKER CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-1553 (Commission File Number)	52-0248090 (IRS Employer Identification No.)

701 East Joppa Road, Towson, Maryland (Address of principal executive offices)	21286 (Zip Code)

Registrant's telephone number, including area code   410-716-3900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] [ ] [ ] [ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
                          DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
                          COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

        On February 1, 2008, the Board of Directors adopted The Black & Decker 2008 Executive Long-Term Incentive/Retention Plan (the “2008 Long-Term Plan”). In order to participate in the 2008 Long-Term Plan, an executive officer must surrender the performance shares awarded to him or her under The Black & Decker Performance Equity Plan for the performance period ending December 31, 2008. Each participant in the 2008 Long-Term Plan is entitled to a cash award payable in January 2011 if the average of Black & Decker’s return on capital employed during fiscal years 2008, 2009, and 2010 is at least 12%. A copy of the 2008 Long-Term Plan is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

        For purposes of the 2008 Long-Term Plan, “return on capital employed” means for any year the ratio calculated by dividing (a) the sum of net earnings (excluding restructuring and restructuring-related charges) plus after-tax interest expense as reflected in Black & Decker’s audited statement of earnings for that year by (b) the sum of total stockholder’s equity plus debt as reflected in Black & Decker’s audited balance sheet as of December 31 of that year. For purposes of this definition, debt means the amount of short-term borrowings, current maturities of long-term debt, and long-term debt as reflected in Black & Decker’s audited balance sheet as of December 31 of the relevant year. The Compensation Committee has the authority to adjust the performance goal upward or downward in such manner as it deems appropriate to reflect unusual, extraordinary, or non-recurring items or events, changes in applicable accounting rules or in Black & Decker’s method of accounting, changes in applicable tax laws or regulations, or any other factors the Compensation Committee may determine.

        If Black & Decker achieves this performance goal, a participant will be entitled to receive the amount of the award adjusted upward or downward proportionately to the extent the average closing sale price of Black & Decker’s common stock in the fourth quarter of 2010 exceeds or is less than the average closing sale price of Black & Decker’s common stock in the first quarter of 2008 (the “Base Price”). A participant who voluntarily leaves Black & Decker’s employment or who is terminated for cause before January 31, 2011, forfeits all right to receive payment of an award. Upon a change in control of Black & Decker, a participant will be entitled to receive the amount of the award adjusted upward or downward to the extent the amount per share received by Black & Decker’s stockholders in the change in control, or the closing stock price immediately prior to the change in control, exceeds or is less than the Base Price. If the participant’s employment is terminated other than for cause, the participant will receive a prorated amount based on the amount of time that has elapsed since January 1, 2008. The amount of the award will be increased or decreased proportionately to the extent the stock price immediately before the participant’s termination is greater or less than the Base Price.

        The following executive officers received the following awards under the 2008 Long-Term Plan:

Officer	Award
Nolan D. Archibald	$4,725,000
Michael D. Mangan	1,728,000
Charles E. Fenton	1,512,000
John W. Schiech	1,046,250
Paul F. McBride	1,001,250

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1     The Black & Decker 2008 Executive Long-Term Incentive/Retention Plan.

THE BLACK & DECKER CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACK & DECKER CORPORATION By: /s/ CHARLES E. FENTON Charles E. Fenton Senior Vice President and General Counsel

Date: February 7, 2008